Exhibit 10.6

AMENDMENT TO

FORWARD PURCHASE AGREEMENT

This AMENDMENT TO FORWARD PURCHASE AGREEMENT (this “Amendment”), dated as of June 10, 2021, is entered into by and between Yucaipa Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and Yucaipa Acquisition Manager, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are party to that certain Forward Purchase Agreement, dated as of August 6, 2020 (the “Forward Purchase Agreement”);

WHEREAS, concurrently with the execution and delivery of this Amendment, the Company, Signa Sports United GmbH, a German limited liability company (“SSU”), Signa Sports United B.V., a Netherlands private limited liability company (“TopCo”), Olympics Merger Sub, a Cayman Islands exempted company, and SIGNA International Sports Holding GmbH, a German limited liability company, in its capacity as the representative of the Company Shareholders (as defined in the Business Combination Agreement) have entered into that certain Business Combination Agreement (the “Business Combination Agreement”), pursuant to which the parties thereto will consummate the “Transactions” (as such term is defined in the Business Combination Agreement), on the terms and subject to the conditions set forth therein;

WHEREAS, in consideration of the benefits to be received by the Purchaser under the terms of and transactions contemplated by the Business Combination Agreement and as a material inducement to the Company and other parties agreeing to enter into, and consummate the transactions contemplated by, the Business Combination Agreement, the Purchaser agrees to enter into this Amendment and to be bound by the agreements, covenants and obligations contained in this Amendment; and

WHEREAS, in connection with the execution and delivery of the Business Combination Agreement and the transactions contemplated thereby, the Company and the Purchaser wish to amend the Forward Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1 Defined Terms and Rules of Interpretation. Except as otherwise expressly provided herein, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Forward Purchase Agreement after giving effect to this Amendment. For all purposes of this Amendment, except as otherwise expressly provided or unless the context otherwise requires, the rules of construction set forth in Section 8(o) of the Forward Purchase Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.

Section 2 Amendment; Waiver. The Company and the Purchaser hereby agree that the Company will neither issue nor sell, and that the Purchaser will not exercise its rights to purchase, pursuant to Section 1 of the Forward Purchase Agreement, any of the Forward Purchase Securities (as such term is defined in the Forward Purchase Agreement), in connection with the closing of the Transactions. Each of the Company and the Purchaser hereby waive all other rights and obligations of such party under the Forward Purchase Agreement, as applicable in connection with the Transactions, including such party’s right to receive or obligation to deliver any notice thereunder.

(a) Termination. Pursuant to Section 7(a) of the Forward Purchase Agreement, the Company and the Purchaser agree that the Forward Purchase Agreement and all of such parties’ respective rights, obligations and liabilities thereunder shall terminate and be of no further force or effect automatically and without any further actions effective immediately upon and subject to the closing of the Transactions. If for any reason the Business Combination Agreement is terminated prior to the closing of the Transactions, this Amendment shall terminate and shall have no further force or effect.

(b) Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Forward Purchase Agreement shall remain in full force and effect to the extent in effect on the date hereof. The Forward Purchase Agreement, as modified by this Amendment, constitutes the complete agreement between the parties and supersedes any prior written or oral agreements, writings, communications or understandings with respect to the subject matter hereof.

Section 3 Miscellaneous.

(a) Parties in Interest; Third-Party Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The parties hereto expressly acknowledge and agree that this Amendment is also for the benefit of, and enforceable by TopCo.

(b) Governing Law. This Amendment, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(c) Amendment and Waiver. No amendment or modification of or waiver under or with respect to this Amendment or the Forward Purchase Agreement shall be effective without the prior written consent of TopCo and the parties hereto.

(d) Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

COMPANY

YUCAIPA ACQUISITION CORPORATION

By:	/s/ Ira Tochner

Name:	Ira Tochner
Title:	Chief Financial Officer and Chief Operating Officer

PURCHASER

YUCAIPA ACQUISITION MANAGER, LLC

By:	/s/ Robert Bermingham
	Name:	Robert Bermingham
	Title:	Vice President and Secretary

Signature Page to First Amendment of Forward Purchase Agreement